EXHIBIT 99.1

PubMatic Announces Record Fourth Quarter and Full Year 2020 Financial Results

Multiple growth drivers deliver record total revenue for Q4 2020 with year over year revenue growth of 64%, net income growth of 356% and Adjusted EBITDA growth of 190%

REDWOOD CITY, Calif., Feb. 23, 2021 (GLOBE NEWSWIRE) -- PubMatic, Inc. (Nasdaq: PUBM), a sell-side platform that delivers superior outcomes for digital advertising, today reported financial results for the fourth quarter and full year ending December 31, 2020.

“Our record performance demonstrates PubMatic’s differentiated market position across the digital advertising ecosystem,” said Rajeev Goel, co-founder and CEO at PubMatic. “We are in the midst of an accelerated digital transformation, with consumers everywhere spending more time online as they shift transactions from the physical world to the Internet. PubMatic brings the global infrastructure and scale that publishers need to power data-intensive, real time programmatic ad transactions in order to increase their revenues. We are executing well and growing organically in mobile, digital video, and over the top streaming and connected TV (OTT/CTV). Our buyer supply path optimization relationships are expanding, and we are gaining market share in the large and growing global digital advertising market.”

“Our IPO marked a tremendous milestone for PubMatic. Over the last 14 years, we’ve built an incredible company and I’m excited about the opportunities ahead as we seek to continue to grow our market share. I’d like to thank our entire team for their hard work and dedication to our customers, without which our success would not be possible.”

Fourth Quarter 2020 Financial Highlights

  Revenue in the fourth quarter of 2020 was $56.2 million, an increase of 64% over $34.4 million in the same period of 2019;
  Net income was $18.8 million, or $0.34 per diluted share in the fourth quarter, an increase over net income of $4.1 million, or $0.06 per diluted share in the same period of 2019;
  Adjusted EBITDA was $26.9 million, a 190% increase over Adjusted EBITDA of $9.3 million in the same period of 2019; and
  Total cash, cash equivalents, and marketable securities of $101.0 million.

Full Year 2020 Financial Highlights

  Revenue in the full year of 2020 was $148.7 million, a 31% increase over $113.9 million in 2019;
  Net income was $26.6 million, or $0.46 per diluted share in 2020, an increase over net income of $6.6 million, or $0.04 per diluted share in 2019;
  Net dollar-based retention1 was 122%, an increase from 109% for 2019;
  Adjusted EBITDA was $50.3 million, a 116% increase over Adjusted EBTIDA of $23.3 million in 2019; and
  Net cash provided by operating activities was $24.3 million.

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1   We calculate our net dollar-based retention rate at the end of each fiscal year by starting with the revenue from publishers in the prior fiscal year (“Prior Period Revenue”). We then calculate the revenue from these same publishers in the current year (“Current Period Revenue”). Current Period Revenue includes any upsells and is net of contraction or attrition, but excludes revenue from new publishers. Our net dollar-based retention rate equals the Current Period Revenue divided by Prior Period Revenue. Net dollar-based retention rate is an important indicator of publisher satisfaction and usage of our platform, as well as potential revenue for future periods.

The section titled "Non-GAAP Financial Measures" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

2020 Business Highlights

  Completed our IPO in December 2020 and raised $45.8 million in net proceeds;
  Experienced acceleration in our business with second half revenues growing 50% compared to the same period in the prior year;
  Processed 46.9 trillion impressions in 2020, a 69% increase over 2019 and increased new platform capacity throughout the year;
  Added 368 new publishing partners in 2020. Today, we work with over 1,200 publishers and app developers, including mobile website, app, and CTV properties;
  Fast-growing advertising formats including mobile, digital video and OTT/CTV grew to 65% of total revenue in Q4 2020;
  Grew Q4 2020 omnichannel video revenues, which include short form video and OTT/CTV, by over 100% year-over-year; and
  Expanded our exceptional team, adding 82 people globally and ending 2020 with 548 people. We earned certifications as one of the Great Places to Work in our offices across three continents.

“We delivered impressive year-over-year revenue growth of 64% in the fourth quarter driven by strength across a number of advertising verticals including eCommerce, Technology, Personal Finance and robust omnichannel video growth including OTT/CTV,” said Steve Pantelick, CFO at PubMatic. “Our usage-based business model is highly efficient and built on what we believe are long-term structural advantages, which provide key performance benefits to our customers and increased revenues and profits to us. We continue to focus on growing our market share via new publisher acquisition, existing customer growth, and buy-side spend consolidation.”

Financial Outlook
Our guidance assumes that the global economy continues to recover and we do not have any major COVID-19 related setbacks that may cause economic conditions to deteriorate or significantly reduce advertiser demand. Accordingly, we estimate the following:

  For the first quarter 2021, we expect revenue to be in the range of $38.0 million to $40.0 million, representing growth of 34% to 41% over Q1 2020. We expect Adjusted EBITDA to be in the range of $8.0 million to $9.0 million, or 21% to 23% margin.
  For the full year 2021, we expect revenue to be in the range of $180.0 million to $185.0 million representing growth of 21% to 24% over 2020. We expect Adjusted EBITDA to be in the range of $45.0 million to $49.0 million or 25% to 27% margin.

Although we provide guidance for Adjusted EBITDA, we are not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of GAAP net income, including stock-based compensation expenses, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information.

Conference Call and Webcast details
PubMatic will host a conference call to discuss its financial results on Tuesday, February 23, 2021 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live webcast of the call can be accessed from PubMatic’s Investor Relations website. An archived version of the webcast will be available from the same website after the call.

Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), including, in particular operating income, net cash provided by operating activities, and net income, we believe that Adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance. We define Adjusted EBITDA as net income adjusted for stock-based compensation expense, depreciation and amortization, impairments of long-lived assets, interest income, and provision for income taxes.

In addition to operating income and net income, we use Adjusted EBITDA as a measure of operational efficiency. We believe that this non-GAAP financial measure is useful to investors for period to period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

  Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization, interest expense, provision for income taxes, and certain one-time items such as impairments of long-lived assets, that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;
  Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and
  Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of this non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

  Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) the potentially dilutive impact of stock-based compensation; or (c) tax payments that may represent a reduction in cash available to us; and
  Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including net income and our GAAP financial results.

Forward Looking Statements
This press release contains “forward-looking statements.” Forward-looking statements can be identified by words such as "may," "could," "would," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make regarding our ability to maintain our growth and profitability, our guidance relating to our revenue and Adjusted EBITDA, our ability to attract and retain publishers, our expectations concerning the advertising industry, and our ability to successfully navigate our business through the COVID-19 pandemic.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: our dependency on the overall demand for advertising and the channels we rely on; our existing customers not expanding their usage of our platform, or our failure to attract new publishers and buyers; our ability to maintain and expand access to spend from buyers and valuable ad impressions from publishers; the rejection of the use of digital advertising by consumers through opt-in, opt-out or ad-blocking technologies or other means; our failure to innovate and develop new solutions that are adopted by publishers; the ongoing COVID-19 pandemic, including the resulting global economic uncertainty; limitations imposed on our collection, use or disclosure of data about advertisements; the lack of similar or better alternatives to the use of third-party cookies, mobile device IDs or other tracking technologies if such uses are restricted; any failure to scale our platform infrastructure to support anticipated growth and transaction volume; liabilities or fines due to publishers, buyers, and data providers not obtaining consents from consumers for us to process their personal data; any failure to comply with laws and regulations related to data privacy, data protection, information security, and consumer protection; and our ability to manage our growth. Moreover, we operate in a competitive and rapidly changing market, and new risks may emerge from time to time. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from our expectations is included under the caption “Risk Factors” in our Final Prospectus filed with the Securities and Exchange Commission on December 9, 2020. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About PubMatic
PubMatic delivers superior revenue to publishers by being an SSP of choice for agencies and advertisers. PubMatic’s cloud infrastructure platform for digital advertising empowers app developers and publishers to increase monetization while enabling media buyers to drive return on investment by reaching and engaging their target audiences in brand-safe, premium environments across ad formats and devices. Since 2006, PubMatic has been expanding its owned and operated global infrastructure and continues to cultivate programmatic innovation. Headquartered in Redwood City, California, PubMatic operates 14 offices and eight data centers worldwide.

Investors:
The Blueshirt Group for PubMatic
investors@pubmatic.com

Press Contact:
Broadsheet Communications for PubMatic
pubmaticteam@broadsheetcomms.com

CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	As of December 31,
	2020	2019

ASSETS
Current Assets
Cash and cash equivalents	$81,188	$34,250
Marketable securities	19,793	21,202
Accounts receivable - net	219,511	117,655
Prepaid expenses and other current assets	6,622	4,534
Total Current Assets	327,114	177,641
Property, equipment and software - net	30,044	20,331
Goodwill	6,250	6,250
Deferred income tax asset	762	2,139
Other assets, non-current	7,076	1,084
TOTAL ASSETS	$371,246	$207,445
LIABILITIES, CONVERTIBLE PREFERRED STOCK, REDEEMABLE COMMON STOCK, AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$176,731	$99,384
Accrued liabilities	14,844	11,120
Total Current Liabilities	191,575	110,504
Other liabilities, non-current	4,244	3,405
TOTAL LIABILITIES	195,819	113,909

Convertible preferred stock	-	61,216
Redeemable common stock	-	19,025
Stockholders' Equity:
Common stock	6	1
Treasury stock	(11,434)	(11,431)
Additional paid-in capital	144,163	8,641
Accumulated other comprehensive income	1	6
Retained earnings	42,691	16,078
Total Stockholders' Equity	175,427	13,295
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK, REDEEMABLE COMMON STOCK, AND STOCKHOLDERS' EQUITY	$371,246	$207,445

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Revenue	$56,242	$34,393	$148,748	$113,871
Cost of revenue(1)	11,450	9,323	41,186	36,104
Gross profit	44,792	25,070	107,562	77,767
Operating expenses:(1)
Technology and development	2,970	3,119	12,250	12,453
Sales and marketing	13,155	10,247	43,297	36,498
General and administrative	6,461	5,835	20,260	20,307
Total operating expenses	22,586	19,201	75,807	69,258
Operating income	22,206	5,869	31,755	8,509
Total other income (expense), net	(518)	(86)	(175)	713
Income before provision for income taxes	21,688	5,783	31,580	9,222
Provision for income taxes	2,863	1,659	4,967	2,579
Net income	$18,825	$4,124	$26,613	$6,643

Net income per share attributable to common stockholders:
Basic	$0.39	$0.07	$0.51	$0.04
Diluted	$0.34	$0.06	$0.46	$0.04

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	19,980,116	10,048,079	12,642,293	10,036,983
Diluted	28,666,208	12,208,117	17,495,551	12,169,884

(1)Stock based compensation expense includes the following:

STOCK BASED COMPENSATION EXPENSE
(In thousands)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Cost of revenue	$56	$9	$86	$26
Technology and development	222	74	599	402
Sales and marketing	380	169	1,101	684
General and administrative	466	219	1,777	890
Total stock-based compensation	$1,124	$471	$3,563	$2,002

CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(unaudited)
	Year Ended December 31,
	2020	2019

CASH FLOW FROM OPERATING ACTIVITIES:
Net Income	$26,613	$6,643
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,743	12,671
Impairment of internally developed software	-	702
Stock-based compensation	3,563	2,002
Provision for doubtful accounts	319	3,557
Change in fair value of preferred stock warrant liability	-	120
Deferred income taxes	(145)	193
Amortization of premiums on marketable securities	1,377	(341)
Other	189	19
Changes in operating assets and liabilities:
Accounts receivable	(102,175)	(11,919)
Prepaid and other assets	(2,801)	618
Accounts payable	77,357	18,465
Accrued expenses	3,452	2,011
Other non-current liabilities	838	384
Net cash provided by operating activities	24,330	35,125
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(24,177)	(9,553)
Capitalized software development costs	(7,226)	(5,442)
Purchases of marketable securities	(36,704)	(37,545)
Proceeds from sales of marketable securities	2,295	696
Proceeds from maturities of marketable securities	35,950	30,255
Purchase of equity securities	(15)	(500)
Net cash used in investing activities	(29,877)	(22,089)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts and commissions and other offering costs	45,811	-
Proceeds from repayment of stockholders' notes receivable	4,268	-
Proceeds from exercise of stock options	2,409	4
Payments to acquire treasury stock	(3)	(5)
Net cash provided by (used in) financing activities	52,485	(1)
NET INCREASE IN CASH AND CASH EQUIVALENTS	46,938	13,035
CASH AND CASH EQUIVALENTS - Beginning of Year	34,250	21,215
CASH AND CASH EQUIVALENTS - End of Year	$81,188	$34,250

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income	$18,825	$4,124	$26,613	$6,643
Add back (deduct):
Stock-based compensation	1,124	471	3,563	2,002
Depreciation and amortization	4,169	3,331	15,743	12,671
Impairment of internal use software	-	-	-	702
Interest income	(62)	(291)	(537)	(1,290)
Provision for income taxes	2,863	1,659	4,967	2,579
Adjusted EBITDA	$26,919	$9,294	$50,349	$23,307